UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2014
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

On May 8, 2014, Corporate Office Properties Trust (the “Registrant”) held its Annual Meeting of Shareholders. At such meeting, the shareholders voted on proposals relating to:

•	the election of nine trustees, each for a one-year term;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the current fiscal year; and

•	advisory vote to approve the compensation of the Registrant’s named executive officers as disclosed in its proxy statement filed on March 27, 2014.

The voting results at the meeting were as follows:

Proposal 1: Election of Trustees

Name of Nominee	Shares For	Shares Against	Shares Withheld	Broker Non-Votes
Thomas F. Brady	77,394,619	700,620	14,691	3,148,636
Robert L. Denton	77,315,313	780,436	14,181	3,148,636
Philip L. Hawkins	78,007,620	88,376	13,934	3,148,636
Elizabeth A. Hight	77,590,855	504,024	15,051	3,148,636
David M. Jacobstein	77,664,804	430,035	15,091	3,148,636
Stephen D. Kesler	77,450,460	645,289	14,181	3,148,636
C. Taylor Pickett	78,011,611	84,136	14,183	3,148,636
Richard Szafranski	77,644,528	450,221	15,181	3,148,636
Roger A. Waesche, Jr.	77,911,288	178,011	20,631	3,148,636

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Proposal 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Current Fiscal Year	80,905,261	335,231	18,074	N/A

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Proposal 3: Advisory Vote to Approve Compensation of Named Executive Officers	69,386,389	8,681,687	41,854	3,148,636

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Stephen E. Riffee		/s/ Stephen E. Riffee
	Stephen E. Riffee		Stephen E. Riffee
	Executive Vice President and Chief Financial Officer		Executive Vice President and Chief Financial Officer

Dated:	May 13, 2014	Dated:	May 13, 2014